[English Translation]

Agreement for Equity Transfer in Qinhuangdao Chensheng Gas Co.Ltd

Party A: Mr. Xu Chen, Mr. Du Guang Shi, Mr. Zhang Qi Wen, Mr. Sun Wei Dong, Mr. Wei Zhen Hua, Ms. Liu Jian, Mr. Zhao Yu Lin, Mr. Zhang Gong Min, Mr. Cheng Ling, Mr. Zhang Guo Qing, Mr. Wang Yi Jun, Mr. Gong Jin He, Ms. Zhang Xiao Hua, Ms. Xu Xiao Ying, Ms. Zhang Xiao Hai, Mr. Ma Bin, Ms. Sun Ying (collectively “Party A”)

Party B: China New Energy Group Company (“Party B”)

 Under the relevant rules and provisions of the Company Law of the People’s Republic of China and Contract Law of the People’s Republic of China, the both parties hereto mutually agree as follows on the transfer to Party B of the 51% equity in Qinhuangdao Chensheng Gas Co.Ltd (“Chensheng Gas”):

Subject Matter of the Transfer
1.	The transferred equity under this agreement is the 51% equity of Qinhuangdao Chensheng Gas Co., Ltd, held by Party A, and the detail of the transferred 51% equity is as follows:
Mr. Xu Chen agrees to transfer the 13.3% equity of Chensheng Gas, held legally by him, to Party B.
Mr. Du Guang Shi agrees to transfer the 10% equity of Chensheng Gas, held legally by him, to Party B.
Mr. Zhang Qi Wen agrees to transfer the 8% equity of Chensheng Gas, held legally by him, to Party B.
Mr. Sun Wei Dong agrees to transfer the 7.67% equity of Chensheng Gas, held legally by him, to Party B.
Mr. Wei Zhen Hua agrees to transfer the 3.33% equity of Chensheng Gas, held legally by him, to Party B.
Ms. Liu Jian agrees to transfer the 3.33% equity of Chensheng Gas, held legally by her, to Party B.
Mr. Zhao Yu Lin agrees to transfer the 1.67% equity of Chensheng Gas, held legally by him, to Party B.
Mr. Zhang Gong Min agrees to transfer the 0.67% equity of Chensheng Gas, held legally by him, to Party B.
Mr. Cheng Ling agrees to transfer the 0.33% equity of Chensheng Gas, held legally by him, to Party B.
Mr. Zhang Guo Qing agrees to transfer the 0.33% equity of Chensheng Gas, held legally by him, to Party B.
Mr. Wang Yi Jun agrees to transfer the 0.33% equity of Chensheng Gas, held legally by him, to Party B.
Mr. Gong Jin He agrees to transfer the 0.33% equity of Chensheng Gas, held legally by him, to Party B.
Ms. Zhang Xiao Hua agrees to transfer the 0.33% equity of Chensheng Gas, held legally by her, to Party B.

[English Translation]

Ms. Xu Xiao Ying agrees to transfer the 0.33% equity of Chensheng Gas, held legally by her, to Party B.
Ms. Zhang Xiao Hai agrees to transfer the 0.33% equity of Chensheng Gas, held legally by her, to Party B.
Mr. Ma Bin agrees to transfer the 0.33% equity of Chensheng Gas, held legally by him, to Party B.
Ms. Sun Ying agrees to transfer the 0.33% equity of Chensheng Gas, held legally by him, to Party B.

2.	Party B agrees to accept the 51% equity of Chensheng Gas, legally held by Party A, the detail of the transferred equity is as follows:
Party B agrees to accept the 13.33% equity of Chensheng Gas, legally held by Mr. Xu Chen.
Party B agrees to accept the 10% equity of Chensheng Gas, legally held by Mr. Du Guang Shi.
Party B agrees to accept the 8% equity of Chensheng Gas, legally held by Mr. Zhang Qi Wen.
Party B agrees to accept the 7.67% equity of Chensheng Gas, legally held by Mr. Sun Wei Dong.
Party B agrees to accept the 3.33% equity of Chensheng Gas, legally held by Mr. Wei Zhen Hua.
Party B agrees to accept the 3.33% equity of Chensheng Gas, legally held by Ms. Liu Jian.
Party B agrees to accept the 1.67% equity of Chensheng Gas, legally held by Mr. Zhao Yu Lin.
Party B agrees to accept the 0.67% equity of Chensheng Gas, legally held by Mr. Zhang Gong Min.
Party B agrees to accept the 0.33% equity of Chensheng Gas, legally held by Mr. Cheng Ling.
Party B agrees to accept the 0.33% equity of Chensheng Gas, legally held by Mr. Zhang Guo Qing.
Party B agrees to accept the 0.33% equity of Chensheng Gas, legally held by Mr. Wang Yi Jun.
Party B agrees to accept the 0.33% equity of Chensheng Gas, legally held by Mr. Gong Jin He.
Party B agrees to accept the 0.33% equity of Chensheng Gas, legally held by Ms. Zhang Xiao Hua.
Party B agrees to accept the 0.33% equity of Chensheng Gas, legally held by Ms. Xu Xiao Ying.
Party B agrees to accept the 0.33% equity of Chensheng Gas, legally held by Ms Zhang Xiao Hua.
Party B agrees to accept the 0.33% equity of Chensheng Gas, legally held by Mr. Ma Bin.
Party B agrees to accept the 0.33% equity of Chensheng Gas, legally held by Ms. Sun Ying.

3.
Party A agrees to transfer the above mentioned equity of Chensheng Gas it holds with to Party B for a consideration. Both Parties shall confirm that the transfer price of the equity is by US dollar spot exchange, which is equivalent to RMB 12.56 million Yuan.

[English Translation]

Performance of the agreement

4.
Both parties agree that the relevant alteration procedures at the Administration of Industry & Commerce (“AIC”) regarding ownership transfer shall be completed not later than 30 days after signing this agreement. The parties may agree to postpone and confirm in writing the deadline date for completing the aforementioned work when such procedures do necessitate such postponement.

5.	Both parties agree that Party A shall exercise its rights as shareholders and share in the profits from the equity of Chensheng Gas before the 51% equity in this agreement is transferred.
6.
Both parties agree that, after this agreement is signed, a one-off payment for the consideration shall be delivered to Party A not later than one month as of the date the joint venture receiving its business license.

Registration and Transfer

7.	Party B shall assist the corresponding persons of Party A to process the legal procedures for the equity transfer, including but not limited:
A.	To process the change in shareholders with the company registration authority.
B.	To process the change in shareholders with other corresponding authorities.
8.	Party B will send its relevant staff to Chensheng Gas for Due Diligence. Party A shall cooperate fully for this work.

Representations
9.
Party A represents that it has sole power to dispose of the equity that is to be transferred to Party B. If any third party has any dispute with Party B regarding the ownership and interests on such equity, Party A should be liable for all liabilities and pay Party B for all the damage and loss arising herefrom.

10.
Other than those set forth in this agreement, there does not exist any legal or contractual restrictions on the equity to be transferred by Party A. If any third party offers valid evidence showing that there exists legal or contractual restriction on the transfer by Party A, Party A should be liable for all the liabilities and pay Party B for all the damage and loss arising herefrom.

11.
Party A represents that Party B will, after the performance of this agreement, obtain the transferred equity and all the rights and interests incidental to the transferred equity, and that there does not exist any right or interest of the third party on the same equity.

Liability for breach of the Agreement and Dispute Resolution
12.
Both parties should conscientiously perform the agreement as soon as the agreement becomes effective. Any action in violation of the provisions in this agreement should be deemed as breach of the agreement.

13.
If Party B fails to pay the purchase payment to Party A pursuant to the schedule, Party B should pay Party A liquidated damages which should be calculated by multiplying the secured bank lending rate for the same period by the amount of delinquency.

[English Translation]

14.
Any dispute relating to or arising under this agreement shall be resolved through friendly consultation by both parties. If such consultation fails, it may be resolved by bringing a lawsuit at the People’s Court in Tianjin.

15.
Anything not covered in this agreement will be addressed by both parties in supplemental agreements after consultation. The supplemental agreement has the same legal effect with this agreement. This Agreement will be effective as soon as it is signed and sealed by both parties. This Agreement is signed in six copies. Each party holds three copies that have the same legal force and effect.

Party A (signatures of individual shareholders):

/s/ Xu Chen,
/s/ Du Guang Shi,
/s/ Zhang Qi Wen,
/s/ Sun Wei Dong,
/s/ Wei Zhen Hua,
/s/ Liu Jian,
/s/ Zhao Yu Lin,
/s/ Zhang Gong Min,
/s/ Cheng Ling,
/s/ Zhang Guo Qing,
/s/ Wang Yi Jun,
/s/ Gong Jin He,
/s/ Zhang Xiao Hua,
/s/ Xu Xiao Ying,
/s/ Zhang Xiao Hai,
/s/ Ma Bin,
/s/ Sun Ying

Party B: China New Energy Group Company
(Seal of China New Energy Group Company)

Date: December 10th, 2008